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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68940) of Simon Property Group, L.P. and in the related prospectus of our reports dated March 14, 2007, with respect to the consolidated financial statements and schedule of Simon Property Group, L.P. and Subsidiaries, Simon Property Group, L.P. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Simon Property Group, L.P. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana March 14, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm